SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): October 3, 2005

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Advantage Capital Development Corp.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-17634	87-0217252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19066 N.E. 29th Avenue, Aventura, FL 33180

(Address of Principal Executive Offices)(Zip Code)

(305) 749-1186

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01. OTHER EVENTS AND REGULATION FD DISCLOSURE

On October 3, 2005, Advantage Capital Development Corp. issued a press release announcing that its board of directors has named Raphael Rosingana, Esq. as the Company’s Chief Securities Compliance Officer. The California-based Rosingana has been a practicing attorney for the past 33 years. Mr. Rosingana will provide high-level monitoring of all matters that pertain to the securities of the Company on a daily, weekly and monthly basis.

Mr. Rosingana, who has extensive experience in many facets of the law and accounting, is currently the managing partner and majority shareholder of Rosingana & Associates which he has operated since 2004. In such capacity he is a trial lawyer in a four attorney real estate and construction civil and business litigation practice. Mr. Ronsingana has been a practicing attorney in the State of California for over thirty years handling an assortment of business, corporate, litigation and securities matters. Aside from an in-depth knowledge of securities law he has also served on the Board of Directors of several companies. He is an honors graduate of both Golden Gate University School of Law in San Francisco and San Jose State University where he earned his undergraduate degree.

The Company also announced that David Goldberg and Craig Press have resigned from its Board of Directors effective September 30, 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b) Exhibits
Number	Exhibit
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANTAGE CAPITAL DEVELOPMENT CORP.

By:	/s/Jeff Sternberg
Jeff Sternberg, President

October 3, 2005